Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Mongelli
Investor Relations
(770) 752-6171

ChoicePoint® Reports Record Revenue in the Second Quarter of 2005

ALPHARETTA, Ga. – July 20, 2005 – ChoicePoint Inc. (NYSE: CPS), today reported second quarter total revenue growth of 15 percent compared to 2004. Second quarter total revenue for 2005 was $266.0 million. Earnings per share (“EPS”) for the second quarter was $0.40 which included a $0.04 per share dilutive effect of specific expenses related to the fraudulent data access previously disclosed. Excluding this charge in 2005, EPS would have been $0.44, a 10 percent increase over the comparable period of 2004.

“I am extremely pleased with the continued revenue growth momentum this quarter,” said Derek V. Smith, Chairman and CEO. “Additionally, we implemented key changes that reduced the risk of our business model and reinforced our leadership as a responsible information company.”

Chief Financial Officer Steven W. Surbaugh added, “We are continuing to see strong operating trends in our major businesses, led by our personal lines unit which delivered their best internal revenue growth since 2002. Additionally, cash flows remain outstanding as we benefit from high levels of demand for our products and the financial strength of our business.”

Financial Highlights – Second Quarter

•	Core or service revenue (total revenue less reimbursable expenses) increased 16 percent to $259.4 million for the quarter ended June 30, 2005 from $223.7 million for the same period of 2004. Internal revenue (core revenue less revenue from acquisitions) increased 7 percent over 2004, driven primarily by continued strong growth in our personal lines underwriting and background screening businesses. Second quarter total revenue increased 15 percent to $266.0 million in 2005 from $231.4 million in 2004.

•	Operating income for the second quarter of 2005 was $58.9 million compared to $59.5 million for 2004. Excluding $6.0 million of other operating charges related to the

ChoicePoint Earnings

fraudulent data access event, operating income would have been $64.9 million for the second quarter of 2005.

•	In the second quarter of 2005, the Company recorded a pre-tax charge of $6.0 million ($3.7 million net of taxes) for specific legal expenses and other professional fees related to the fraudulent data access previously disclosed in our prior public filings.

•	The lower effective tax rate for the second quarter of 2005 reflects a $700,000 benefit from the completion of a state tax audit.

•	Cash flows from operating activities increased 14 percent to $116.3 million for the six months ended June 30, 2005 from $102.1 million for the comparable period in 2004. Capital expenditures were $34.2 million for the six months ended June 30, 2005 compared to $24.4 million for the same period in the prior year. Net free cash flow (net cash provided by operations less capital expenditures) was $82.1 million for the six months ended June 30, 2005, which compares to net free cash flow of $77.7 million for the same period in 2004.

•	Net debt (total debt less cash) at June 30, 2005, decreased by $34.9 million from March 31, 2005 to $69.0 million, due to strong cash flows from operations. The remaining debt capacity at June 30, 2005 under our committed financing lines is $430 million.

Operational Highlights

Insurance Services

•	Total revenue increased 16 percent to $102.1 million in the second quarter of 2005 compared to $88.1 million in the prior year, representing an internal revenue growth rate of 13 percent due primarily to strong unit growth and new product contributions in our personal lines underwriting business.

•	Operating income increased 14 percent in Insurance Services to $55.3 million for the second quarter of 2005 compared with $48.4 million for the second quarter of 2004.

Business Services

•	Second quarter total revenue increased 11 percent to $96.8 million in 2005 compared to $87.5 million in the prior year. Internal revenue growth was 4 percent for the second quarter of 2005, primarily due to strong contributions from our vital records, backgrounds and tenant screening businesses which offset the impact of decreased revenue from our small business public filings customers.

ChoicePoint Earnings

•	Operating income in Business Services was $20.4 million for the second quarter of 2005 resulting in an operating profit margin of 21.1 percent and a 20 percent increase from $17.1 million in the same period of the prior year.

Government Services

•	Total revenue increased 57 percent to $36.9 million in the second quarter of 2005 compared to $23.5 million in the second quarter of 2004, primarily due to the acquisition of i2 Limited in the first quarter of 2005 and increased revenue at our Bode DNA lab. Internal revenue grew 7 percent for the second quarter of 2005 over the same period in 2004.

•	Operating income in Government Services was $3.4 million for the second quarter of 2005. Operating profit margin in Government Services for the second quarter was 9.3 percent due to changes in the business mix, new product development, integration expenses, and the expected impact of lower margins in 2005 relating to the i2 acquisition.

Marketing Services

•	Marketing Services’ core revenue for the second quarter remained consistent with 2004 by recording revenue of $23.0 million for 2005 compared to $23.2 million in 2004. Total second quarter revenue for the Marketing Services segment (which includes all of the Company’s revenue from reimbursable expenses) decreased 4 percent from $30.9 million in 2004 to $29.6 million in 2005 due to the decrease in reimbursables revenue. Internal revenue declined 1 percent for the second quarter of 2005.

•	Operating income in Marketing Services was $3.7 million for the second quarter of 2005, compared with $4.4 million for the same period of 2004. Second quarter 2005 operating profit margin, as a percentage of revenue without reimbursable expenses, was 15.9 percent (12.4 percent of total revenue) due primarily to changes in product mix.

Outlook

Based on recent business trends, ChoicePoint expects full year 2005 core revenue growth in the 16 to 19 percent range and full year 2005 operating margins, excluding other operating charges, to be in the mid 25 percent to low 26 percent range, depending on revenue growth and product mix.

Webcast

ChoicePoint’s second quarter results will be discussed in more detail on July 20, 2005, at 8:30 a.m. EDT via teleconference. The live audio Webcast of the call will be available on

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ChoicePoint’s Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 a.m. EDT at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while working diligently to protect personal privacy. For more information about ChoicePoint, visit the Company’s Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the results of our ongoing review of fraudulent data access and other events, the impact of our decision to discontinue certain services, the results of our re-credentialing of customer accounts, the results of any litigation or government proceedings, demand for the Company’s services, product development, maintaining acceptable margins, maintaining our data supply, maintaining secure systems including personal privacy systems, ability to minimize system interruptions, ability to control costs, the impact of federal, state and local regulatory requirements on the Company’s business, specifically the direct marketing and public filings markets and privacy matters affecting the Company and any federal or state legislative responses to identify theft concerns, the impact of competition and customer consolidations, ability to continue our long-term business strategy including growth through acquisition, ability to attract and retain qualified personnel, and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

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ChoicePoint Inc.
Financial Highlights

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2005	2004	2005	2004
Service revenue (a)	$259,418	$223,700	$512,157	$428,085
Reimbursable expenses per EITF 01-14 (b)	6,623	7,691	13,166	20,551

Total revenue	266,041	231,391	525,323	448,636

Cost of revenue	139,533	116,528	270,920	227,299
Reimbursable expenses	6,623	7,691	13,166	20,551
Selling, general and administrative expenses	54,992	47,681	109,844	87,024
Other operating charges (c)	6,040	—	11,452	—

Total costs and expenses	207,188	171,900	405,382	334,874

Operating income	58,853	59,491	119,941	113,762
Interest expense	1,056	811	2,322	1,337

Income before income taxes	57,797	58,680	117,619	112,425
Provision for income taxes (e)	21,379	22,357	44,231	42,840

Net income	$36,418	$36,323	$73,388	$69,585

EPS - diluted	$0.40	$0.40	$0.80	$0.77

Weighted average shares – diluted	91,702	91,282	91,949	90,847

Operating Income	$58,853	$59,491	$119,941	$113,762
Depreciation and amortization expense	18,884	15,626	37,571	29,161

EBITDA (d)	$77,737	$75,117	$157,512	$142,923

Reconciliation to financial information excluding other operating charges (c)

	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
(Dollars in thousands, except per share data)	2005	2004	2005	2004
Operating income	$58,853	$59,491	$119,941	$113,762
Add back: other operating charges (c)	6,040	—	11,452	—

Operating income before other operating charges	64,893	59,491	131,393	113,762
Interest expense	1,056	811	2,322	1,337

Income before income taxes & other operating charges	63,837	58,680	129,071	112,425
Provision for income taxes (e)	23,686	22,357	48,606	42,840

Income before other operating charges	$40,151	$36,323	$80,465	$69,585

Effective tax rate (e)	37.1%	38.1%	37.7%	38.1%
Earnings per share - diluted excluding other operating charges	$0.44	$0.40	$0.88	$0.77
EBITDA excluding other operating charges (d)	$83,777	$75,117	$168,964	$142,923

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ChoicePoint Inc.
Financial Highlights (continued)

(a)	Service revenue excludes revenue from reimbursable expenses (see (b) below). The Company uses service revenue (also referred to as core revenue) to measure its continuing operations without the effect of reimbursable expenses.

(b)	Reimbursable expenses per Emerging Issues Task Force (“EITF”) 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint’s customers and recorded as revenues and expenses in accordance with EITF 01-14 “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”. As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded their impact in our calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. Second quarter pass-through expenses totaled $186.7 million in 2005 and $160.6 million in 2004. Pass-through expenses for the six months ended June 30 were $367.5 million in 2005 and $322.9 million in 2004.

(c)	The Company recorded other operating charges of $5.4 million in the first quarter of 2005 and $6.0 million in the second quarter of 2005 related to specific expenses of the fraudulent data access event that has been previously disclosed. Approximately $2.0 million of the $11.4 million total charges through June 30, 2005 were for communications to, and credit reports and credit monitoring for, individuals receiving notice of the fraudulent data access and approximately $9.4 million of legal expenses and other professional fees. The Company has presented this analysis with and without these items because they represent costs that management excludes in its assessments of operating results of the business.

(d)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA before other operating charges (see note c) are not presented as substitutes for operating income, net income or cash flows from operating activities. The Company has included EBITDA and EBITDA before other operating charges (which are not measures of financial performance under generally accepted accounting principles) because such data is used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance.

(e)	The lower effective tax rate for the second quarter of 2005 reflects a $700,000 benefit from the completion of a state tax audit.

(Unaudited)	Six Months ended
	June 30,
(Dollars in thousands)	2005	2004

Cash Flow Highlights
Income from operations	$73,388	$69,585
Depreciation & amortization	37,571	29,161
Changes in assets & liabilities and other	5,370	3,346

Net cash provided by operations	$116,329	$102,092
Acquisitions & investments, net of cash acquired	$(108,091)	$(194,891)
Capital expenditures	(34,246)	(24,422)

Net cash used in investing activities	$(142,337)	$(219,313)
Net cash provided by financing activities	$25,971	$95,833

Key Balance Sheet Highlights	6/30/05

Total Debt	$70,083
Cash	1,069

Debt (net of cash)	$69,014
Shareholders’ Equity	$1,067,918
Days sales outstanding (adjusted for pass-through expenses)	42 days

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ChoicePoint Inc.
2004 Segment Results

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Total 2004
Revenue
Insurance Services	$86,727	$88,129	$90,880	$86,989	$352,725
Business Services	75,941	87,547	94,041	92,352	349,881
Government Services	17,741	23,530	21,590	21,073	83,934
Marketing Services	22,811	23,224	23,585	23,769	93,389
Royalty	1,165	1,270	1,370	699	4,504

Service Revenue	204,385	223,700	231,466	224,882	884,433
Reimbursable Expenses per EITF 01-14	12,860	7,691	6,149	7,580	34,280

Total Revenue	$217,245	$231,391	$237,615	$232,462	$918,713

Operating Income
Insurance Services	$47,260	$48,401	$50,714	$49,340	$195,715
Business Services	14,357	17,052	21,084	20,945	73,438
Government Services	4,114	7,275	4,726	5,349	21,464
Marketing Services	4,287	4,408	4,583	5,373	18,651
Royalty	204	661	798	399	2,062
Corporate & Shared Expenses (a)	(15,951)	(18,306)	(17,869)	(17,426)	(69,552)

Operating Income	$54,271	$59,491	$64,036	$63,980	$241,778

Core Revenue Growth Rates
Insurance Services	13.9%	13.1%	16.4%	13.0%	14.1%
Business Services	18.9%	26.9%	30.5%	29.7%	26.7%
Government Services	3.5%	59.2%	43.8%	28.4%	32.5%
Marketing Services	-10.8%	-9.5%	4.2%	4.4%	-3.4%

Total operations	11.1%	18.5%	22.4%	19.3%	17.9%

Internal Revenue Growth Rates
Insurance Services	12.2%	11.4%	14.8%	10.3%	12.2%
Business Services	13.3%	9.2%	8.1%	11.0%	10.3%
Government Services	-12.8%	6.3%	-0.8%	-5.9%	-3.7%
Marketing Services	-10.8%	-9.5%	4.2%	4.4%	-3.4%

Total operations	6.9%	7.2%	9.7%	8.2%	8.0%

Operating Profit Margins
Insurance Services	54.5%	54.9%	55.8%	56.7%	55.5%
Business Services	18.9%	19.5%	22.4%	22.7%	21.0%
Government Services	23.2%	30.9%	21.9%	25.4%	25.6%
Marketing Services (b)	18.8%	19.0%	19.4%	22.6%	20.0%

Operating income as a percentage of service revenue	26.6%	26.6%	27.7%	28.5%	27.3%

Operating income as a percentage of total revenue	25.0%	25.7%	26.9%	27.5%	26.3%

(a)	Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all segments.

(b)	Represents operating income as a percentage of service revenue. Operating profit margin as a percentage of total revenue was 12.0%, 14.3%, 15.4% and 17.1% for the first, second, third and fourth quarters of 2004, respectively, 14.6% for the total year 2004, and 14.4% and 12.4% for the first and second quarters of 2005, respectively.

(c)	The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results.

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ChoicePoint Inc.
2005 Segment Results

	Q1 2005	Q2 2005
Revenue
Insurance Services	$99,727	$102,097
Business Services	93,823	96,836
Government Services	35,293	36,941
Marketing Services	23,099	23,018
Royalty	797	526

Service Revenue	252,739	259,418
Reimbursable Expenses per EITF 01-14	6,543	6,623

Total Revenue	$259,282	$266,041

Operating Income
Insurance Services	$54,262	$55,266
Business Services	21,222	20,406
Government Services	5,711	3,418
Marketing Services	4,257	3,661
Royalty	770	325
Corporate & Shared Expenses (a)	(19,722)	(18,183)

Operating Income before other charges (c)	$66,500	$64,893

Other operating charges (c)	(5,412)	(6,040)

Operating Income	$61,088	$58,853

Core Revenue Growth Rates
Insurance Services	15.0%	15.8%
Business Services	23.5%	10.6%
Government Services	98.9%	57.0%
Marketing Services	1.3%	-0.9%

Total operations	23.7%	16.0%

Internal Revenue Growth Rates
Insurance Services	11.8%	12.7%
Business Services	5.0%	4.3%
Government Services	3.1%	7.0%
Marketing Services	1.3%	-0.9%

Total operations	7.1%	7.0%

Operating Profit Margins
Insurance Services	54.4%	54.1%
Business Services	22.6%	21.1%
Government Services	16.2%	9.3%
Marketing Services (b)	18.4%	15.9%

Operating income before other operating charges, percentage of service revenue (c)	26.3%	25.0%

Operating income as a percentage of total revenue	23.6%	22.1%

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